Exhibit 1.1

Recharge Acquisition Corp.

20,000,000 Units

($10.00 per Unit)

UNDERWRITING AGREEMENT

[●], 2020

Underwriting Agreement

[●], 2020

Raymond James & Associates, Inc.

EarlyBirdCapital, Inc.

As Representatives of the several Underwriters

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Recharge Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Raymond James & Associates, Inc. (“RJ”) and EarlyBirdCapital, Inc. (“EBC”) are acting as representatives (RJ and EBC, the “Representatives”), an aggregate of 20,000,000 units (the “Firm Units”), each unit consisting of one share of Class A common stock, $0.0001 par value per share (the “Common Stock”), of the Company and one-half of one redeemable warrant, each whole warrant exercisable to purchase one share of Common Stock (the “Public Warrants” and together with the Private Placement Warrants (as defined below), the “Warrants”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 3,000,000 units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus (as defined below). To the extent that there are no additional Underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriter shall mean either the singular or plural as the context requires.

The shares of Common Stock and the Public Warrants will not trade separately until the 52nd day (or, if such date is not a business day, the following business day) following the date of the Prospectus (unless the Representatives inform the Company of their decision to allow earlier separate trading), and in all events subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the offering of the Units contemplated by this Agreement (the “Offering”), (b) the filing of such audited balance sheet with the U.S. Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock at a price of $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), only a whole Warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Commission a registration statement on Form S-1 (File No. 333-[●]) under the Act, including a prospectus, relating to the Units.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement referred to in Section 3(a), as amended as of the Effective Time, including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Time Of Purchase, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to the Representatives for use by the Underwriters in connection with the offering of the Units.

“Applicable Time”, as used herein, means [●] P.M., New York City time, on [●], 2020.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means the Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time, together with the pricing information set forth on Schedule B attached hereto.

“Effective Time” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective for purposes of Section 11 of the Act.

“Exempt Oral Communication,” as used herein, means each oral communication, if any, that is made in reliance on Section 5(d) of the Act prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company to one or more qualified institutional buyers (“QIBs”), as such term is defined in Rule 144A under the Act, and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act, to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Written Communication,” as used herein, means each written communication, if any, that is made in reliance on Section 5(d) of the Act by the Company or any person authorized to act on behalf of the Company to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Permitted Exempt Written Communication,” as used herein, means each of the documents listed on Schedule B.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Units that is included in the Registration Statement at the Effective Time that omits Rule 430A Information.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424,” “Rule 430A,” “Rule 433,” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 3(a) hereof.

As used in this Agreement, “business day” shall mean a day on which Nasdaq Capital Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-[●]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the classes of securities consisting of the Units, the Common Stock and the Warrants (as defined below).

The Company has entered into an Investment Management Trust Agreement, effective as of [●], 2020, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Units and, if and when issued, the Additional Units.

The Company has entered into a Warrant Agreement, effective as of [●], 2020, with CST, as warrant agent, with respect to the Warrants, any warrants that may be issued upon conversion of working capital loans and any additional warrants the Company may issue in connection with or following the Business Combination, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of July 7, 2020 (the “Subscription Agreement”), with SKG Sponsor LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 5,750,000 shares of Class B common stock of the Company, par value $0.0001 per share (the “Founder Shares”), for an aggregate purchase price of $25,000, or approximately $0.004 per share.

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of [●], 2020 (the “Private Placement Warrants Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.7 to the Registration Statement, pursuant to which the Sponsor agreed to purchase an aggregate of 5,750,000 warrants (or up to 6,350,000 warrants depending on the extent to which the Over-Allotment Option is exercised in full), each warrant entitling the holder to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Private Placement Warrants”), for a purchase price of $1.00 per Private Placement Warrant. The Private Placement Warrants are substantially similar to the Public Warrants except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of [●], 2020, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants and any warrants that may be issued upon conversion of working capital loans, and any shares of Common Stock issued or issuable upon the exercise of any Private Placement Warrants or such warrants issued upon conversion of working capital loans.

The Company has entered into an agreement, dated [●], 2020, with the Sponsor and each of the Company’s officers, directors and director nominees, in substantially the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”).

The Company has entered into an Administrative Services Agreement, dated as of [●], 2020, with the Sponsor, in substantially the form filed as Exhibit 10.9 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for office space, utilities and secretarial and administrative support.

The Company and the Underwriters agree as follows:

1.                  Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the number of Firm Units set forth opposite the name of such Underwriter in Schedule A, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $9.80 per Unit. The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in the Representatives’ judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the Offering, at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “Additional Time Of Purchase”); provided, however, that no Additional Time Of Purchase shall be earlier than the Time Of Purchase (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A bears to the total number of Firm Units, subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares and to any adjustment in accordance with Section 8 hereof.

In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of this Section 1, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Units and Additional Units) purchased hereunder (the “Deferred Discount”), subject to Section 4(oo) herein. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock included in the Units sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement shall be authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

2.                  Payment and Delivery. Payment of the purchase price for the Firm Units (including the Deferred Discount) and the Additional Units (if the Over-Allotment Option has been exercised on or before the second business day prior to the Time Of Purchase) shall be made by federal funds wire transfer against delivery of the certificates for the Firm Units to the Representatives through the facilities of The Depository Trust Company (the “DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [●], 2020 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time Of Purchase.” Delivery of the Firm Units and the Additional Units, if any, shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 2. Delivery of the Firm Units and the Additional Units, if any, shall be made through the facilities of DTC unless the Representative shall instruct otherwise.

Payment of the purchase price for the Additional Units (including the Deferred Discount) shall be made at the Additional Time Of Purchase in the same manner and at the same office and time of day as the payment for the Firm Units.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Greenberg Traurig LLP at 1750 Tysons Blvd., Suite 1000, McLean, Virginia 22102, at 9:00 A.M., New York City time, on the Time Of Purchase and on any Additional Time Of Purchase.

(a)               Payment for the Firm Units shall be made as follows: $196,000,000 of the net proceeds for the Firm Units (including $7,000,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representative of the Firm Units through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Firm Units, in each case for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Time Of Purchase. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Firm Units for delivery, at least one business day prior to the Time Of Purchase. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

(b)               Payment for the Additional Units shall be made as follows: $9.80 per Additional Unit (including $0.35 per Additional Unit of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representative of the Additional Units through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Additional Units (or through the facilities of DTC) for the account of the Underwriters. The Additional Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the settlement date of such Additional Units. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Additional Units for delivery, at least one business day prior to the settlement date of such Additional Units. The Company shall not be obligated to sell or deliver the Additional Units except upon tender of payment by the Representative for all the Additional Units.

3.                  Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 3.

(a)               The Registration Statement has heretofore become effective under the Act or, with respect to any Rule 462(b) Registration Statement, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any part thereof, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b)               As of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus will comply, as of its date, the Time Of Purchase and each Additional Time Of Purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the Time Of Purchase and each Additional Time Of Purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus.

(c)               Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Free Writing Prospectus; the Preliminary Prospectus dated [●], 2020 is a prospectus that, other than by reason of Rule 433 or Rule 431, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the Company is and was an “ineligible issuer” (as defined in Rule 405) as of the eligibility determination date for purposes of Rules 164 and 433 with respect to the offering of the Units contemplated by the Registration Statement. The parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433), Exempt Oral Communications and Covered Exempt Written Communications related to the Offering are solely the property of the Company; and the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any electronic road show. The Company (i) has not alone engaged in any Exempt Written Communication or Exempt Oral Communication other than the Permitted Exempt Written Communications or Exempt Oral Communications with the consent of the Representatives with entities that are, based on the Company’s reasonable belief, QIBs within the meaning of Rule 144A under the Act or IAIs within the meaning of Rule 501(a) under the Act and (ii) has not authorized anyone other than the Representatives to engage in Exempt Written Communications or Exempt Oral Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking the Exempt Written Communications and Exempt Oral Communications and that the Company has not distributed any Exempt Written Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the Representatives.

(d)               As of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act.

(e)               Each Covered Exempt Written Communication, if any, did not, as of its date and as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                The Company has, prior to the date of the Preliminary Prospectus, furnished to the Representatives a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications.

(g)               The Company has filed publicly on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) database, at least 15 calendar days prior to any “road show,” (as defined in Rule 433), any confidentially submitted Registration Statement and Registration Statement amendments relating to the offer and sale of the Units.

(h)               Each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(i)                 As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Securities”, and, as of the Time Of Purchase and each Additional Time Of Purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Securities”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any statutory or contractual preemptive right, resale right, right of first refusal or similar right.

(j)                 The Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(k)               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; to execute and deliver this Agreement, the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement and the Insider Letter and the Administrative Services Agreement; and to issue, sell and deliver the Units as contemplated herein.

(l)                 The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Units, Common Stock or the Public Warrants from being accepted for listing on, or result in the delisting of any such securities from Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(m)             The Company has no subsidiaries (as defined under the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the Company’s amended and restated certificate of incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”) and the bylaws of the Company (as may be amended from time to time, the “Bylaws”) and all amendments thereto have been delivered to the Representatives, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the Time Of Purchase or each Additional Time Of Purchase, if any.

(n)               The Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(o)               The shares of Common Stock included in the Units have been duly and validly authorized and, when issued and delivered against payment for the Units as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(p)               The Public Warrants, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters as provided herein, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(q)               The Private Placement Warrants, when delivered in the manner set forth in the Warrant Agreement and the Private Placement Warrants Purchase Agreement against payment therefor by the Sponsor as provided therein, will be duly issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r)                The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Public Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(s)                The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable and, except as described in the Registration Statement, are free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(t)                 The capital stock of the Company, including, without limitation, the Units, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and any certificates for any Units are in due and proper form.

(u)               This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)               The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w)             The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x)               The Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y)               The Private Placement Warrants Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z)               The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against each of the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa)            The Insider Letter has been duly authorized, executed and delivered by the Company, the Sponsor and, to the knowledge of the Company, each executive officer, director and director nominee of the Company, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the knowledge of the Company, each such executive officer, director, and director nominee, respectively, enforceable against the Company, the Sponsor and, to the knowledge of the Company, each such executive officer, director and director nominee of the Company, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb)           The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc)            The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the Amended and Restated Certificate of Incorporation or Bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(dd)           The execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement and the Insider Letter and the Administrative Services Agreement, the issuance and sale of the Units and the consummation of the transactions contemplated hereby and thereby will not, and the execution, delivery, and performance of the Subscription Agreement, the issuance and sale of the Founder Shares and the consummation of the transactions contemplated thereby did not, conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the Amended and Restated Certificate of Incorporation or Bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(ee)            No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Units or in connection with the transactions contemplated in the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement or the Insider Letter and the Administrative Services Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any Rule 462(b) Registration Statement, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the Offering, (v) filings with the Commission pursuant to Rule 424(b), (vi) filings with the Commission on Form 8-K with respect to this Agreement or (vii) any such other required approvals as have been obtained prior to the date hereof.

(ff)              Except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Units or shares of any other capital stock or other equity interests of the Company, (ii) no person has any statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to purchase any Units or shares of any other capital stock of or other equity interests in the Company or rights to convert any obligations into or exchange any securities for, shares of capital stock or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Units, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any Units or shares of any other capital stock of or other equity interests in the Company or to include any such shares or equity interests in the Registration Statement or the Offering.

(gg)           The Company has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, permits, authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to thereto, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)           There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company, the Sponsor or, to the knowledge of the Company, any of the Company’s directors, director nominees or officers is or would be a party or of which any of their properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except any such action, suit, claim, investigation or proceeding which, if resolved adversely, would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)              There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Disclosure Package and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required. The Company does not have knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(jj)              Marcum LLP, whose report on the financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(kk)           The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules present fairly the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) or supporting schedules or exhibits that are required by the Act to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included therein. Any summary and selected financial data included in the Disclosure Package, the Prospectus and the Registration Statement fairly present the information shown therein as at the respective dates and for the respective periods specified and are derived from the financial statements set forth in the Registration Statement, the Disclosure Package and the Prospectus and other financial information. The Company does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, not described in the Registration Statement, the Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(ll)              Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(mm)      The Company is not and, after giving effect to the Offering and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn)           The Company does not own any property (real or personal); the property described in the Registration Statement, the Disclosure Package and the Prospectus as being available for use by the Company is available for use thereby under valid and enforceable agreements.

(oo)           All material tax returns required to be filed by the Company have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.[1]

(pp)           The Company does not own or possess any inventions, patent applications, patents, trademarks (whether registered or unregistered), trade names, service names, copyrights, trade secrets or other proprietary information owned or licensed by it. The Company has not infringed or is infringing the intellectual property of a third party, and the Company has not received notice of a claim by a third party to the contrary.

(qq)           Other than directors’ and officers’ liability insurance, the Company does not maintain any insurance covering its operations, personnel and businesses; such directors’ and officers’ liability insurance is in full force and effect on the date hereof and will be in full force and effect at the Time Of Purchase and each Additional Time Of Purchase, if any. The Company does not have reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect.

(rr)              The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by its principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package, there has not been is not aware of (i) any material weakness in the Company’s internal control over financial reporting or (ii) any change in Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ss)             The Company maintains effective “disclosure controls and procedures” (as such is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to help ensure that information required to be disclosed by the Company in reports that it files or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to help ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures.

1 [GT Tax to review.]

(tt)              To the extent that the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans.

(uu)           Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(vv)           All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(ww)       The Company is not in violation of and has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xx)           None of the Company, the Sponsor, any non-independent director or officer or, to the knowledge of the Company, any independent director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or the Sponsor has in the course of its actions for, or on behalf of, the Company: (i) made any unlawful contribution, gift or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-bribery and anti-corruption statute or regulation. The Company, the Sponsor and, to the knowledge of the Company, the Company’s directors, director nominees, officers, agents, employees and affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 and all other applicable anti-bribery and anti-corruption statutes and regulations, and have instituted and maintain policies and procedures designed to help ensure, and which are reasonably expected to ensure, continued compliance therewith.

(yy)           The operations of the Company and the Sponsor, and to the knowledge of the Company after reasonable inquiry, the Company’s and the Sponsor’s affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company, the Sponsor or, to the knowledge of the Company after reasonable inquiry, any of their respective affiliates with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(zz)            None of the Company, the Sponsor, any non-independent director or officer or, to the knowledge of the Company, any independent director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or the Sponsor is (i) currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, the “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. None of the Company, the Sponsor, any non-independent director or officer has knowingly engaged in for the past five years, is now knowingly engaged in, and will engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(aaa)        The Company acknowledges that, in accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of the Company’s director, officers and affiliates, as well as other information that will allow the Underwriters to properly identify their respective clients.

(bbb)       To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(ccc)        Prior to the date hereof, the Company has not selected any Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target.

(ddd)       The Company has not distributed and, prior to the later to occur of any Time Of Purchase and completion of the distribution of the Units, will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

(eee)        There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s executive officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Time the Company will be in compliance with, the requirements of the 5600 Series of the Nasdaq Listing Rules. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s executive officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Time the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq corporate governance requirements set forth in the Nasdaq Listing Rules.

(fff)           The issuance and sale of the Units as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock of the Company.

(ggg)       Except pursuant to this Agreement, none of the Company, the Sponsor or any officer, director or director nominee of the Company has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the Disclosure Package and the Prospectus, and there are no arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(hhh)       Neither the Company, the Sponsor nor, to the knowledge of the Company, any of their respective directors, director nominees, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(iii)            Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Time, other than payments to the Underwriters pursuant to this Agreement. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no proceeds from the sale of the Units (excluding underwriting compensation as disclosed in the Registration Statement, Disclosure Package and the Prospectus) will be paid by the Company to any FINRA member, or any persons associated or affiliated with a FINRA member.

(jjj)            There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(kkk)       To the Company’s knowledge, (i) there has been no security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”), (ii) the Company has not been notified of, and there has been no event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, (iii) the Company is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iv) the Company has implemented security, backup and disaster recovery technology consistent with industry standards and practices.

(lll)            No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Disclosure Package and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(mmm)                        Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(nnn)       No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(ooo)       The Company has not made any offer or sale of any securities which are required to be “integrated” pursuant to the Act with the offer and sale of the Units or any of their underlying securities pursuant to the Registration Statement.

In addition, any certificate signed by any officer of the Company in his or her capacity as an officer of the Company and delivered to any Underwriter or counsel to the Underwriters in connection with the Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4.                  Certain Covenants of the Company. The Company hereby agrees as follows:

(a)               To furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as the Representatives may request for the distribution of the Units; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the Offering); and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b)               To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

(c)               If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462(b) Registration Statement, to be filed with the Commission and become effective before the Units may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) (which the Company agrees to file in a timely manner in accordance with such Rules).

(d)               For so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) to notify the Representatives immediately upon an event that causes the Company to no longer qualify as an EGC.

(e)               If, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representatives, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to the Representatives, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Representatives of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any.

(f)                To advise the Representatives promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide the Representatives and the Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which the Representatives shall object in writing.

(g)               Subject to Section 4(f) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and to provide the Representatives, for the Representatives’ review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which the Representatives shall have objected in writing; and to promptly notify the Representatives of such filing.

(h)               To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(f) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance.

(i)                 To make generally available (within the meaning of Rule 158) to its security holders, and, if not available on the Commission’s EDGAR, to deliver to the Representatives, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c)) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder.

(j)                 To furnish to each of the Representatives and counsel to the Underwriters copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution to each of the other Underwriters.

(k)               If requested by the Representatives, to furnish to the Representatives as early as practicable prior to the Time Of Purchase and each Additional Time Of Purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR.

(l)                 To apply the net proceeds from the sale of the Units and the Private Placement Warrants in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act.

(m)             To pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the registration of the Units, the Common Stock and the Public Warrants under the Exchange Act and the listing thereof on Nasdaq, (vi) any filing for review of the public offering of the Units by FINRA, including the legal fees (not to exceed $15,000) and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and to the Underwriters’ sales forces, including, without limitation, the Company’s expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any pre-approved private aircraft (such pre-approval must be in writing with email being sufficient) used in connection with the road show and the costs of all Exempt Oral Communications and Covered Exempt Written Communications, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s other obligations hereunder. If the Representatives elect not to proceed with the Offering, the Company will pay costs, expenses, fees and taxes as set forth in that certain letter agreement by and among the Company and the Representatives dated as of July 16, 2020.

(n)               Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (x) (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, (ii) file, confidentially submit or cause to become effective a registration statement under the Act relating to the offer and sale of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, that the Company may (a) issue and sell the Private Placement Warrants, (b) issue and sell the Additional Units on exercise of the Over-Allotment Option provided for in Section 1 hereof, (c) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants and any warrants that may be issued upon conversion of working capital loans, and any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants or warrants issued upon conversion of working capital loans, and (d) issue securities in connection with a Business Combination or (y) release the Sponsor or any officer, director or director nominee from the lock-up contained in the Insider Letter or amend such lock-up provision.

(o)               At least one business day prior to the Time Of Purchase, the Sponsor shall have caused a portion of the purchase price for the Private Placement Warrants to be deposited into the Trust Account.

(p)               Prior to the Time Of Purchase and each Additional Time Of Purchase, as the case may be, to provide the Representatives with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Units, and to issue no such press release or communications or hold such press conference without the Representatives’ prior consent.

(q)               Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(r)                Not to take, directly or indirectly, any action designed to cause or result in, or which will constitute, has constituted or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(s)                To use its best efforts to cause the Units, including the shares of Common Stock and the Public Warrants, to be listed on Nasdaq and to maintain the listing of the Units, the Common Stock and the Public Warrants on the Nasdaq (or another national securities exchange) for a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation (as defined below) occurs.

(t)                 The Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act, (except, in the case of the Units, after the completion of a Business Combination); and the Company will not deregister the Units, Common Stock or Warrants under the Exchange Act (except, in the case of the Units, after the completion of a Business Combination) without the prior written consent of the Representatives; “Liquidation” means the distribution of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders, under the terms of the Company’s Amended and Restated Certificate of Incorporation, if the Company fails to consummate a Business Combination.

(u)               The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Time Of Purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the Time Of Purchase; as soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the Time Of Purchase, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option provided for in Section 1 hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Current Report shall disclose the Company’s sale of the applicable Additional Units and its receipt of the proceeds therefrom.

(v)               For a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs or the Common Stock and Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters of the year prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to stockholders.

(w)             For a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from either Representative, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as any Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(x)               For a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs or the Common Stock and Public Warrants cease to be publicly traded, the Company shall retain a warrant agent.

(y)               In no event will the amounts payable by the Company for office space, utilities and secretarial, administrative and support services under the Administrative Services Agreement exceed $10,000 per month in the aggregate until the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs.

(z)               The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company’s stockholders from a financial point of view; other than as set forth in Registration Statement, Disclosure Package and the Prospectus, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers or directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them related to identifying, investigating and negotiating and completing a Business Combination to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid for loans as described in the Registration Statement, and (iii) may be paid $10,000 per month for office space, utilities and secretarial, administrative and support services pursuant to the Administrative Services Agreement.

(aa)            For a period of 90 days following the Effective Time, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger or acquisition services, or has provided or will provide any investment banking, financial, advisory or consulting services to the Company, the Company agrees that it shall promptly provide to the Representatives and counsel to the Underwriters a notification, prior to entering into any such engagement or being provided with any such services, containing: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering and, if required pursuant to FINRA rules (because of any FINRA affiliation or association or the nature of such services), provide such information as is required for the Representatives and counsel to the Underwriters to submit appropriate notification to FINRA; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(bb)           The Company shall advise FINRA, the Representatives and counsel to the Underwriters if the Company is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Company’s securities.

(cc)            The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus; the Company will otherwise conduct its business in such a manner that it will not become subject to the Investment Company Act and, once the Company consummates a Business Combination, neither it nor any successor will be required to register as an investment company under the Investment Company Act.

(dd)           During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account funds (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes and (ii) to Public Stockholders who properly redeem their Common Stock included in the Units sold pursuant to this Agreement (the “Public Shares”) in connection with a vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company does not consummate an initial Business Combination within twenty-four (24) months from the closing of the Offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or Liquidation; provided, however, that in the event of Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(ee)            The Company will reserve and keep available the maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants outstanding from time to time and the conversion of the Founder Shares.

(ff)              Prior to the earlier of the consummation of a Business Combination or Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into or exercisable or exchangeable for Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the shares of Common Stock on a Business Combination.

(gg)           The Company’s independent directors will review on a quarterly basis all payments made to the Sponsor or any of the Company’s officers or directors, and any of such persons’ respective affiliates.

(hh)           The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ii)              To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)              As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Listing Rules.

(kk)           The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or its Bylaws, as amended.

(ll)              The Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders and other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, the Company’s management will perform an analysis of the alternatives available to the Company and the Company will only enter into an agreement with such a third party that has not executed a waiver if the Company’s management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(mm)      The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including by the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Public Shares held by such stockholder for an amount of cash per share equal to (A) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination representing (x) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (B) the total number of Public Shares then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law or applicable stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and each of the Company’s directors, director nominees, and officers party to the Insider Letter have agreed to vote all of their respective Founder Shares and any other shares of Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding Public Shares the right to have such Public Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination representing (1) the net proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account not previously released to the Company to pay its taxes, divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly-held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Public Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination and the Amended and Restated Certificate of Incorporation and the Bylaws, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination within twenty-four (24) months from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution), divided by the total number of Public Shares then outstanding, which redemption will completely extinguish the Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Public Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to its Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, unless the Company offers the right to redeem the Public Shares in connection with such amendment, as described in the Prospectus.

(nn)           In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(oo)           Upon the consummation of the initial Business Combination, the Company and the Representatives will jointly direct the trustee under the Trust Agreement to pay to the Representatives, on behalf of the Underwriters, the Deferred Discount pro rata based on the number of Firm Units set forth opposite the name of each Underwriter on Schedule A. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds of the Offering held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the closing of the Offering, the Deferred Discount will not be paid to the Underwriters and will, instead, be included in Liquidation distribution of the proceeds held in the Trust Account to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(pp)           For so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(qq)           If the Representatives, in their sole discretion, agree to release any director or officer of the Company from, or waive for such person, any of the lock-up restrictions imposed by the Insider Letter, the Company will issue, through a major news service, a press release, substantially in the form attached as Exhibit A hereto and in all events satisfactory to the Representatives, promptly following the Company’s receipt of any notification from the Representatives with respect to such release, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement need be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of the Insider Letter.

(rr)              Not to make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(ss)             Upon the earlier to occur of the expiration or termination of the Underwriters’ Over-Allotment Option, to cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 750,000 by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their Over-Allotment Option, and (ii) the denominator of which is 3,000,000. For the avoidance of doubt, if the Underwriters exercise their Over-Allotment Option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(tt)              To not take any action or omit to take any action which would cause a breach of the Insider Letter and to not allow any amendments to, or waivers of, the Insider Letter without the prior written consent of the Representatives.

(uu)           To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time Of Purchase and any Additional Time Of Purchase and to satisfy all conditions precedent to the delivery of the Firm Units and the Additional Units.

(vv)           Until the Underwriters shall have notified the Company of the completion of the resale of the Units, not to, and use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Units, or attempt to induce any person to purchase any Units; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Units.

(ww)       To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units, Common Stock and Public Warrants under the Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(xx)           If at any time following the distribution of any Covered Exempt Written Communications, there occurred or occurs an event or development as a result of which such Covered Exempt Written Communications included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representatives so that use of the Covered Exempt Written Communications may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Covered Exempt Written Communications to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(yy)           Until the Underwriters shall have notified the Company of the completion of the resale of the Units, not to, and use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Units, or attempt to induce any person to purchase any Units; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Units.

(zz)             The Company agrees that if the Firm Units are sold in accordance with the terms of this Agreement, the Company shall grant Raymond James & Associates, Inc. a right of first refusal for the period leading up to the initial Business Combination to act as a lead underwriter or placement agent with at least 50% of the economics, for any and all future public and private securities offerings of the Company or any successor to or any subsidiary of the Company during such period. The Raymond James & Associates, Inc.’s failure to exercise its right of first refusal with respect to any particular proposal shall not affect its right of first refusal relative to future proposals. Notwithstanding the foregoing, the Raymond James & Associates, Inc.’s right of first refusal under this Section 4(zz) shall expire upon the third anniversary of the Effective Time.

5.                  Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m), reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.                  Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Time Of Purchase and, if applicable, at each Additional Time Of Purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)               The Representatives shall have received at the Time Of Purchase and, if applicable, at each Additional Time Of Purchase, an opinion of Ellenoff Grossman & Schole LLP, counsel to the Company, addressed to the Underwriters, dated the Time Of Purchase or the Additional Time Of Purchase, as the case may be, with executed copies for each Underwriter, in form and substance satisfactory to the Representatives.

(b)               The Representatives shall have received from Marcum LLP letters dated, respectively, the date of this Agreement, the Time Of Purchase and, if applicable, each Additional Time Of Purchase, each addressed to the Underwriters in form and substance satisfactory to the Representatives, which letters of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the in the Registration Statement, the Disclosure Package and the Prospectus.

(c)               The Representatives shall have received at the Time Of Purchase and, if applicable, at each Additional Time Of Purchase, an opinion of Greenberg Traurig LLP, counsel to the Underwriters, dated the Time Of Purchase or such Additional Time Of Purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(d)               No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which either Representative shall have objected in writing.

(e)               The Registration Statement, the Exchange Act Registration Statement and any Rule 462(b) Registration Statement required to be filed, prior to the sale of the Units, shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be, and the Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b).

(f)                Prior to and at the Time of Purchase, and, if applicable, each Additional Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the latest Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package, and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g)               The Company will, at the Time of Purchase, and, if applicable, each Additional Time of Purchase, deliver to the Representatives a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the Time of Purchase or such Additional Time of Purchase, as the case may be, in the form attached as Exhibit B hereto.

(h)               The Company shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus or the Prospectus as of the Time Of Purchase and, if applicable, each Additional Time Of Purchase, as the Representatives may reasonably request.

(i)                 The Company shall have furnished to the Representatives at the Time Of Purchase executed copies of the Trust Agreement, the Warrant Agreement, the Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Registration Rights Agreement, the Administrative Services Agreement, and the Insider Letter.

(j)                 The Units, the Common Stock and the Public Warrants shall have been approved for listing on Nasdaq, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the Time Of Purchase or each Additional Time Of Purchase, as the case may be.

(k)               FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l)                 At least one business day prior to the Time Of Purchase, the Sponsor shall have caused a portion of the purchase price for the Private Placement Warrants to be deposited into the Trust Account.

(m)             No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 4(a) hereof shall have been issued as of the Time Of Purchase, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(n)               FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7.                  Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on Nasdaq; (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading in the rating accorded securities of or guaranteed by the Company, or any notice or announcement shall have been given or made of: (A) any intended or potential such downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder. In addition, if any Units have been purchased hereunder, the representations and warranties in Section 3 hereof and all obligations under Section 4 hereof shall also remain in effect.

8.                  Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the Representatives’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representatives shall have the right to postpone the Time Of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                  Indemnity and Contribution.

(a)               The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405) of such Underwriter that sells Units on behalf of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter and furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any “road show” (as defined in Rule 433 under the Act), in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

(b)               Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, a Prospectus or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)               If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b) of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)               If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the gross proceeds of the Offering. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)               The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) with respect to a claim shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation with respect to such claim. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)                The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus or the Prospectus.

10.              Information Furnished by the Underwriters. Statements set forth under the caption “Underwriting”: (x) that list of Underwriters and their respective roles and participation in the sale of the Units and (y) the paragraphs related to the size of any selling concession, stabilization, short-positions, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Disclosure Package and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11.              Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Raymond James & Associates, Inc., c/o Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: [●], and EarlyBirdCapital, Inc., 366 Madison Avenue New York, New York 10017, Attention: [●], with a copy to Greenberg Traurig, LLP, 1750 Tysons Blvd., Suite 1000, McLean, Virginia 22102, Attention: Jason T. Simon (simonj@GTLAW.com); if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1900 Main Street, Suite 201, Sarasota, Florida, 34236, Attention: Anthony Kenney, Chief Executive Officer, with a copy to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Attention: Stuart Neuhauser, Esq. (sneuhauser@egsllp.com).

12.              Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b). The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.              Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Underwriter consents to jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each Underwriter agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Underwriter, respectively, and may be enforced in any other courts to the jurisdiction of which the Company and each Underwriter, respectively, is or may be subject, by suit upon such judgment.

14.              Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, employees, agents, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.              No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, the directors, director nominees, officers, stockholders or creditors of the Company or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.              Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Delivery of a signed counterpart of this Agreement by e-mail or facsimile transmission shall constitute valid and sufficient delivery thereof.

17.              Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18.              Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The remainder of this page intentionally left blank; signature pages follow]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

RECHARGE ACQUISITION CORP.

By:
Name: [●]
Title: [●]

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A.

RAYMOND JAMES & ASSOCIATES, INC.
EARLYBIRDCAPITAL, INC.

By:	RAYMOND JAMES & ASSOCIATES, INC.

By:
Name: [●]
Title: [●]

By: EARLYBIRDCAPITAL, INC.

By:
Name: [●]
Title: [●]

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Units
RAYMOND JAMES & ASSOCIATES, INC.
EARLYBIRDCAPITAL, INC.
Total	20,000,000

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SCHEDULE B

Permitted Exempt Written Communications

Pre-Marketing Presentation, dated [●], 2020.

Pricing Information Provided Orally by Underwriters

Price per Unit to the public: $10.00

Number of Units Offered: 20,000,000

S-2

EXHIBIT A

[Form of Press Release]

Recharge Acquisition Corp.

[●], 2020

Recharge Acquisition Corp. (the “Company”) announced today that Raymond James & Associates, Inc. and EarlyBirdCapital, Inc., joint book-running managers in the Company’s recent initial public offering of 20,000,000 Units, intend to [waive] [release] a lock-up restriction, along with the other underwriters of such offering whose consent is required, relating to [●] Units held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], after which such shares may be sold or otherwise disposed of.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

E-3

EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, [●], Chief Executive Officer of Recharge Acquisition Corp., a Delaware corporation (the “Company”), and [●], Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(g) of that certain Underwriting Agreement dated [●], 2020 (the “Underwriting Agreement”) among the Company and, on behalf of the several Underwriters named therein, Raymond James & Associates, Inc. and EarlyBirdCapital, Inc., that as of [●], 2020:

1.       He has reviewed the Registration Statement, each Preliminary Prospectus and the Prospectus.

2.       The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.       The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.       The conditions set forth in paragraph (f) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

E-4